Calculation of Filing Fee Tables
S-3
Ellington Financial Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(o)			$ 300,000,000.00	0.0001476	$ 44,280.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 44,280.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,496.49
			Net Fee Due:						$ 41,783.51
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-269386.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Ellington Financial Inc.	S-3	333-269386	01/24/2023		$ 2,496.49	Equity	Common Stock, par value $0.001 per share		$ 22,654,175.00
Fee Offset Sources	2	Ellington Financial Inc.	S-3	333-269386		01/24/2023						$ 24,795.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Ellington Financial Inc. (the "Company") is registering shares of common stock having a proposed maximum aggregate offering price of up to $300,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the "Current Prospectus Supplement"). The Company has previously registered shares of common stock having a proposed maximum aggregate offering price of up to $225,000,000 offered by means of a prospectus supplement dated January 24, 2023 and an accompanying prospectus dated January 24, 2023 pursuant to a Registration Statement on Form S-3 (Registration No. 333-269386) filed on January 24, 2023. Of those shares of common stock, shares of common stock having an aggregate offering price of $202,345,825 have been sold. As such, securities with an aggregate offering price of $22,654,175 offered hereby are unsold securities previously registered on the Prior Prospectus Supplement, for which filing fees of $2,496.49 were previously paid to the SEC on January 24, 2023 and will continue to be applied to such unsold securities. The offering pursuant to the Prior Prospectus Supplement has been completed and the unsold securities thereunder will be offered pursuant to the Current Prospectus Supplement.

Offset Note
[2]	Ellington Financial Inc. (the "Company") is registering shares of common stock having a proposed maximum aggregate offering price of up to $300,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the "Current Prospectus Supplement"). The Company has previously registered shares of common stock having a proposed maximum aggregate offering price of up to $225,000,000 offered by means of a prospectus supplement dated January 24, 2023 and an accompanying prospectus dated January 24, 2023 pursuant to a Registration Statement on Form S-3 (Registration No. 333-269386) filed on January 24, 2023. Of those shares of common stock, shares of common stock having an aggregate offering price of $202,345,825 have been sold. As such, securities with an aggregate offering price of $22,654,175 offered hereby are unsold securities previously registered on the Prior Prospectus Supplement, for which filing fees of $2,496.49 were previously paid to the SEC on January 24, 2023 and will continue to be applied to such unsold securities. The offering pursuant to the Prior Prospectus Supplement has been completed and the unsold securities thereunder will be offered pursuant to the Current Prospectus Supplement.